EXHIBIT 15

                          Schedule of Transactions

                                  Number of              Price Per Ordinary
       Date*                   Ordinary Shares             Share in $AUD**
       ----                    ---------------             -------------
       01/05/01                     126,377                    1.4900
       01/08/01                      84,473                    1.4900
       01/09/01                      39,150                    1.4800
       01/10/01                   3,800,000                    1.4500
       01/11/01                   1,020,000                    1.4349
       01/12/01                     809,965                    1.4150
       01/15/01                   9,000,000                    1.4000
       01/16/01                   1,060,239                    1.3900
       01/16/01                      64,736                    1.3800


       Total Ordinary Shares        16,004,940

        *  All dates correspond to Australia calendar days

       **  Excludes Brokerage Commissions and Stamp Duties